EXHIBIT 5.1

April 14, 2022

WestPark Capital, Inc.

1900 Avenue of the Stars, Suite 310

Los Angeles, CA 90067

WallachBeth Capital

Harborside Financial Center Plaza 5

185 Hudson Street Suite 1410

Jersey City NJ 07311

Re:	Lixte Biotechnology Holdings, Inc., Inc.

Ladies and Gentlemen:

We have acted as counsel to Lixte Biotechnology Holdings, Inc., a Delaware corporation (the “Company”), in connection with the Company’s issuance and sale today of 2,900,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), pursuant to the terms of the Securities Purchase Agreement (the “Agreement”), dated as of April 12, 2022, between the Company and the investors named therein.

This letter is being furnished to you pursuant to Section 2.2(ii) of the Agreement. Capitalized terms used and not otherwise defined in this letter have the respective meanings ascribed to them in the Agreement.

A. Reviewed Documents:

In connection with preparing and delivering this letter, we have reviewed and relied upon originals or copies of the following (collectively, the “Reviewed Documents”):

1. The Agreement;

2. The Registration Statement;

3. The Preliminary Prospectus;

4. The Prospectus;

5. The Certificate of Incorporation of the Company, as amended, as in effect on the date of this letter, as certified by the Secretary of the Company (the “Certificate of Incorporation”);

WestPark Capital, Inc.

WallachBeth Capital

6. The Amended and Restated Bylaws of the Company, as in effect on the date of this letter, as certified by the Secretary of the Company (the “Bylaws”);

7. Copies, certified by the Secretary of the Company, of certain resolutions adopted by the Company’s Board of Directors pertaining to the Agreement and related matters;

8. Good standing certificate for the Company dated April 13, 2022 issued by the Secretary of State of the State of Delaware (the “Good Standing Certificate”);

9. The Notice of Effectiveness from the staff of the Commission filed on February 5,2021 on the Commission’s Electronic Data Gathering, Analysis and Retrieval system to the effect that the Company’s registration statement on Form S-3 (File No. 333-252430) became effective on February 5, 2021;

10. Certain corporate records of the Company; and

11. A certificate executed by the Chief Executive Officer and Secretary of the Company, dated the date hereof, a copy of which has been delivered to you.

B. Assumptions:

In connection with rendering the opinions that are set forth in Section D of this letter, we have made and relied upon the following assumptions, without any investigation or inquiry by us, and the opinions that are set forth in this letter are subject to, and qualified by, such assumptions:

1. All Reviewed Documents submitted to us as originals are authentic. All copies of the Reviewed Documents examined by us conform to the originals of such documents, and such original documents are authentic. The signatures on all Reviewed Documents are authentic. All natural persons who have executed any of the Reviewed Documents have the legal capacity to do so. All Reviewed Documents obtained by us from public officials are accurate, complete and authentic. There has been no fraud or forgery with respect to any of the Reviewed Documents. All representations, warranties and other statements as to factual matters that are contained in the Reviewed Documents are accurate and complete.

2. Each contract or other document (excluding the Agreement) that the Company has filed with the Commission (a) conforms to the original of such document, (b) has been duly authorized, executed and delivered by all parties to such contract or other contract, and (c) is enforceable by and against the respective parties to such contract or other document. The Agreement has been duly authorized, executed and delivered by the counterparties thereto, is enforceable against such counterparties, and there are no agreements or understandings between the parties to the Agreement that would modify the respective rights or obligations of the parties thereunder.

WestPark Capital, Inc.

WallachBeth Capital

3. No deletions, additions or other modifications have been made, or will be made, to the versions of the Reviewed Documents examined by us in connection with this letter.

4. There has been full compliance with all state, blue sky and foreign securities laws, rules and regulations, and, except as they relate directly to the Company, with all rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”), that are applicable to the Agreement and the Registration Statement and the transactions contemplated thereby.

5. The Agreement and certain other Reviewed Documents purport to be governed by the laws of states other than the State of California. We are not licensed to practice law in any state other than the State of California. To the extent that the laws of any jurisdiction other than the internal laws of the State of California, the Federal laws of the United States or the Delaware General Corporation Law (“DGCL”) may bear upon or otherwise be relevant to any of our opinions or other statements expressed in this letter, we have assumed (without rendering any opinion to such effect) that such other laws are in all respects identical to the laws of the State of California, without regard to conflict of law provisions, and would not cause any of our opinions or other statements to be incorrect or misleading or cause us otherwise to change or reword such opinions or other statements.

C. Knowledge:

Whenever an opinion or other statement set forth in this letter is qualified by “known to us,” “to our knowledge” or a similar phrase, it means: (1) the actual knowledge (as opposed to constructive or imputed knowledge) of those lawyers who are currently employed by our law firm and who have rendered legal services to the Company since January 1, 2020; (2) other than an inquiry of the lawyers referred to in clause (1) and our review of the Reviewed Documents, we have not conducted any independent investigation or inquiry to determine the accuracy of such opinion or statement; and (3) no inference as to our knowledge of any matters bearing on the accuracy of any such opinion or statement should be drawn from the fact of our representation of the Company.

D. Opinions:

Based upon and subject to the foregoing and the qualifications and limitations set forth below, we are of the opinion that:

1. The Company is a corporation validly existing and in good standing under the laws of Delaware. The Company has all requisite power and authority, and all material governmental licenses, authorizations, consents and approvals that are required to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted (all as described in the Company’s Registration Statement ). .

WestPark Capital, Inc.

WallachBeth Capital

2. The Company has all requisite power and authority (i) to execute, deliver and perform the Transaction Documents, (ii) to issue, sell and deliver the Shares and (iii) to carry out and perform its obligations under, and to consummate the transactions contemplated by, the Transaction Documents.

3. All action on the part of the Company, its directors and its stockholders necessary for the authorization, execution and delivery by the Company of the Transaction Documents, the authorization, issuance, sale and delivery of the Shares pursuant to the Agreement and the consummation by the Company of the transactions contemplated by the Transaction Documents has been duly taken. The Transaction Documents have been duly and validly executed and delivered by the Company and constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, except that (a) such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights in general and (b) the remedies of specific performance and injunctive and other forms of injunctive relief may be subject to equitable defenses.

4. The Shares which are being issued on the date hereof pursuant to the Agreement have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive or similar rights, and have been issued in compliance with applicable securities laws, rules and regulations.

5. The Registration Statement which registers the sale of the Shares to the Purchasers is currently effective, and no stop order suspending the effectiveness of the Registration Statement under the Securities Act has been issued and, to our knowledge, no proceedings for that purpose have been instituted or overtly threatened. Any required filing of the Prospectus Supplement pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time required by Rule 424(b). Each of the Registration Statement, as of the time it became effective and the Prospectus Supplement as of its date and the date hereof, complied as to form in all material respects with the requirements of the Securities Act.

6. To our knowledge, the Company has filed all reports required to be filed by it under Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since January 1, 2021 (the “SEC Reports”). As of their respective filing dates, the SEC Reports complied in all material respects as to form with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder.

7. The execution, delivery and performance by the Company of, and the compliance by the Company with the terms of, the Transaction Documents and the issuance, sale and delivery of the Shares pursuant to the Transaction Documents do not (a) conflict with or result in a violation of any provision of law, rule or regulation or any rule or regulation of any Trading Market applicable to the Company or of the Certificate of Incorporation or Bylaws of the Company, (b) conflict with, result in a breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in or permit the termination or modification of, any material agreement, instrument, order, writ, judgment or decree known to us to which the Company is a party or is subject that is included in the SEC Reports, (c) result in the creation or imposition of any lien, claim or encumbrance on any of the assets or properties of the Company or (d) result in a violation of any statute, law, rule, or regulation which, in our experience is typically applicable to transactions of the nature contemplated by the Transaction Documents and is applicable to the Company.

WestPark Capital, Inc.

WallachBeth Capital

8. In connection with the valid execution, delivery and performance by the Company of the Transaction Documents, or the offer, sale, issuance or delivery of the Shares, or the consummation of the transactions contemplated thereby, no consent, license, permit, waiver, approval or authorization of, or designation, declaration, registration or filing with, any court, governmental or regulatory authority, or self-regulatory organization, is required, except for (i) the registration of the offer and sale of the Shares under the Securities Act, which has been effected, (ii) the filing of a Notice of Listing of Additional Shares with The Nasdaq Capital Market and (iii) such consents, approvals, authorizations, orders and registrations or filings as may be required under applicable state securities laws, as to which we express no opinion.

9. The Company is not, and after the consummation of the transactions contemplated by the Transaction Documents shall not be, an Investment Company within the meaning of the Investment Company Act of 1940, as amended.

10. To our knowledge, except as described in the Registration Statement and the Prospectus, or as set forth below, there are no legal, governmental or regulatory investigations, actions suits or proceedings pending to which the Company is or may be a party or to which any property of the Company is or may be the subject which, individually or in the aggregate, if determined adversely to the Company, could reasonably be expected to have a Material Adverse Effect; and to our knowledge, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others.

E. Negative Assurance Statement:

The establishment or confirmation of factual matters or of statistical, financial or quantitative information is beyond the scope and purpose of our professional engagement in this matter. Therefore, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Preliminary Prospectus or the Prospectus, and we have not made, or undertaken any obligation to make, any independent check or verification thereof of the accuracy, completeness or fairness of such statements. However, we have participated in telephonic conferences with officers and other representatives of the Company, representatives of the placement agents, counsel for the placement agents and the independent registered public accounting firm for the Company during which telephonic conferences the contents of the Registration Statement, the Preliminary Prospectus and the Prospectus and related matters were discussed.

WestPark Capital, Inc.

WallachBeth Capital

Based solely upon our participation described above, we advise you that nothing has come to our attention that caused us to believe that (i) the Registration Statement (other than the financial statements, any notes thereto and related schedules and other financial and statistical data contained therein or omitted therefrom, as to which we express no view or belief), as of the time it became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, although we note that the Company is not currently in compliance with California Senate Bill 826 (Women on Boards) (ii) the Prospectus (other than the financial statements, any notes thereto and related schedules and other financial and statistical data contained therein or omitted therefrom, as to which we express no view or belief), as of its date or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the Prospectus Supplement (other than (x) the financial statements, any notes thereto and related schedules and other financial and statistical data contained therein or omitted therefrom, as to which we express no view or belief), as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Furthermore, based solely on our participation described above, we advise you that (1) the Registration Statement, as of the time it became effective, and (2) the Prospectus, as of its date (in each case other than the financial statements, any notes thereto, and supporting schedules included therein, as to which we express no view or belief), each appeared on its face to comply as to form in all material respects with the requirements of the Securities Act.

F. Qualifications and Limitations:

This letter and the opinions and statements that are set forth in this letter are limited by, and subject to, the following qualifications and limitations:

1. The only opinions that we have given in this letter are those that are expressly set forth in Section D of this letter, and no opinions are to be inferred or may be implied beyond the opinions that are expressly set forth in Section D of this letter. The statements that we have made in Section E of this letter should not be construed as express or implied opinions. The opinions and statements expressed in this letter concern only the effect of laws, rules and regulations as currently in effect. We undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein, whether based on a change in laws, rules or regulations, a change in any fact relating to the Company or any other person or entity, or any other circumstance.

WestPark Capital, Inc.

WallachBeth Capital

2. We are, and are delivering this letter as, members of the State Bar of California. We neither express nor imply any opinion as to the laws of any jurisdiction other than the internal laws of the State of California, the Delaware General Corporation Law and the Federal laws of the United States that are generally applicable to transactions of the nature contemplated by the Agreement. We neither express nor imply any opinion as to any other laws. The foregoing laws considered by us exclude, and we neither express nor imply any opinion as to: (a) laws, rules and regulations of any counties, cities, towns, municipalities and special political subdivisions and any agencies thereof; (b) any state, blue sky or foreign securities laws, rules or regulations; or (c) except as they relate directly to the Company, any laws, rules or regulations of FINRA or the Board of Governors of the Federal Reserve System. Furthermore, we neither express nor imply any opinion as to antitrust, banking, environmental, patent or other intellectual property, land use, tax, pension, employee benefit, margin, usury, insolvency or fraudulent transfer laws, rules or regulations, and we do not express or imply any opinion as to compliance by the Company’s Board of Directors with its fiduciary duties under applicable law. We do not express or imply any opinion as to the financial condition, results of operations or solvency of the Company. We neither express nor imply any opinion regarding compliance with Federal, state, blue sky or foreign laws, rules and regulations that apply to misstatements or omissions made in connection with the offer and sale of securities.

3. Our opinion set forth in Section D(1) regarding the valid existence and good standing of the Company is based solely upon our review of the Good Standing Certificate.

4. In rendering the opinion set forth in Section D(3) regarding the Company’s execution and delivery of the Agreement, respectively, we have not necessarily observed the execution of those documents by the Company but instead have relied exclusively upon representations regarding the Company’s execution and delivery of that document made in the officers’ certificate referred to in Section A.11 and upon our review of copies, facsimiles or .pdf files of executed signature pages delivered to us by representatives of the Company.

5. Nothing in this letter shall be construed to cause us to be considered “experts” within the meaning of Section 11 of the Securities Act.

6. We neither express nor imply any opinion regarding the enforceability of any provision of any Contract other than the Agreement.

7. This letter is delivered to you solely in your capacity as placement agents in connection with the Agreement and the transactions contemplated by the Agreement, and this letter is solely for your benefit in connection with the transactions contemplated by the Agreement. Without our prior written consent (which may be granted or withheld in our sole discretion), neither this letter nor any portion of this letter (a) may be relied upon by any person or entity other than you or by you for any other purpose or (b) may be quoted, assigned or delivered to any other person or entity.

Very truly yours,

TROYGOULD PC